Exhibit 4.1

EXECUTION COPY

ULTRAPAR PARTICIPAÇÕES S.A.

AND

THE BANK OF NEW YORK,

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of September 16, 1999

ii

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of September 16, 1999 among ULTRAPAR PARTICIPAÇÕES S.A., a company incorporated under the laws of the Federative Republic of Brazil (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1. DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.01 American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent 1,000 Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

Section 1.02 Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in any Receipt issued hereunder. A Beneficial Owner may or may not be the Owner of the Receipt evidencing the American Depositary Shares.

Section 1.03 Business Day.

The term “Business Day” shall mean any day in which both the banks in Brazil and the banks in New York, New York are open for business.

Section 1.04 Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.05 Company.

The term “Company” shall mean Ultrapar Participações S.A., a company incorporated under the laws of the Federative Republic of Brazil, and its successors.

Section 1.06 Consultation.

The term “consultation” shall mean the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Company reasonably believed by the Depositary to be empowered by the Company to engage in such discussion on behalf of the Company.

Section 1.07 Custodian.

The term “Custodian” shall mean the Principal São Paulo office of Banco Itaú, S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

Section 1.08 Deposit Agreement.

The term “Deposit Agreement” shall mean this agreement, including the Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.09 Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286. If the address of the Corporate Trust Office changes after the date of this Deposit Agreement, notice shall be given 30 days prior to such change by the Depositary to the Company of such new address. During such 30 day notification period, the Company shall send all communications to the Depositary’s previous address.

Section 1.10 Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

Section 1.11 Dollars; Real.

The term “Dollars” or “$” shall mean United States dollars. The term “Real” or “R$” shall mean the lawful currency of Brazil.

Section 1.12 Foreign Currency.

The term “Foreign Currency” shall mean currency other than Dollars.

Section 1.13 Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

Section 1.14 Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of American Depositary Shares.

Section 1.15 Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company.

Section 1.16 Restricted Receipts.

The term “Restricted Receipts” shall mean any Receipts issued pursuant to Section 4.04 hereunder in connection with the issuance of rights by the Company as set forth in such Section. Any such Restricted Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

Section 1.17 Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.18 Share Registrar.

The term “Share Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares of the Company or any successor as registrar for the Shares of the Company and any other appointed agent of the Company for the transfer and registration of Shares.

Section 1.19 Shares.

The term “Shares” shall mean preferred shares of the Company, without par value, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid; provided, however, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares, the term “Shares” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion. Reference to Shares shall include evidence of rights to receive Shares; provided that in no event shall the term “Shares” include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

Section 2.01 Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York State; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

Section 2.02 Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form reasonably satisfactory to such Custodian, together with all such certifications as may be required from the individual depositing the underlying Shares or any governmental agency, stock exchange, etc., by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Brazilian laws and regulations and any necessary approval has been granted by any governmental body in Brazil, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Share Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument or instruments reasonably satisfactory to the Depositary, which will provide for the prompt transfer to a Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates or evidence of ownership of title to shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates or evidence of ownership and title to Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates or evidence of ownership and title to the Company or the Share Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. If any Deposited Securities are represented by Restricted Receipts, such Deposited Securities shall at all times be segregated from all other Deposited Securities (whether restricted or not).

Section 2.03 Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Share Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Share Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

Section 2.04 Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement including payment of the fees of the Depositary as provided in Section 5.09, shall, as promptly as practicable, register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, with the consent of the Company, such consent not to be unreasonably withheld, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners and/or Beneficial Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company. The Depositary may close the register at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

Section 2.05 Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and any provisions of the Deposited Securities and other applicable laws, the Owner of such Receipt shall be entitled to delivery, as promptly as practicable, to him or upon his order, of the amount of Deposited Securities or evidence of ownership of and title to such Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities or evidence of ownership of and title to such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver, as promptly as practicable, at the São Paulo, Brazil, office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such

Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates or such documents evidencing ownership of and title to such Deposited Securities and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable or facsimile transmission.

Section 2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require (a) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with such reasonable regulations as the Depositary may establish consistent with any laws or regulations applicable to the Receipts and Deposited Securities and with the provisions of this Deposit Agreement, including, without limitation, Section 7.07.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or the Share Registrar, if applicable, are closed, or if any such action is deemed, in good faith, necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to Section 7.07 of this Deposit Agreement. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the

Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such registration is not required. For purposes of the foregoing sentence the Depositary shall be entitled to rely upon representations and warranties deemed made pursuant to Section 3.03 of this Deposit Agreement (unless it shall have actual knowledge that such representations and warranties are false) and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to knowingly (i) accept for deposit Shares where such Shares have been withdrawn from a restricted depositary receipt facility in respect of Shares established or maintained by a depositary bank, including any such facility established or maintained by the Depositary (hereinafter, a “restricted facility”), or permit such Shares to be used to satisfy any person’s pre-release obligation, unless such Shares have been acquired in a transaction (a) registered under the Securities Act of 1933, (b) in compliance with Regulation S or (c) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares hereunder, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect; or (ii) accept for (w) deposit, (x) transfer or exchange, (y) cancellation or (z) delivery in satisfaction of any person’s pre-release obligation, depositary receipts representing Shares issued pursuant to a restricted facility.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Receipts.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) submitted to the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section 2.08 Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled subject to Section 2.10.

Section 2.09 Pre-Release of Receipts.

The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a “Pre-Release” that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (“Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Section 2.10 Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York. Prior to destroying any such records, the Depositary will notify the Company and will, upon the reasonable written request of the Company, turn such records over to the Company.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS.

Section 3.01 Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest or such information relating to the registration on the books of the Company or the Share Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon the request of the Company, the Depositary shall provide the Company, as promptly as practicable, with copies of all such certificates and such written representations and warranties provided to the Depositary under this Section 3.01. The Company may from time to time request Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner or Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph.

Section 3.02 Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

Section 3.03 Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and nonassessable and not subject to any claim in respect of pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act of 1933, the laws of Brazil or any regulations, any shareholder agreement, or any provisions of the Deposited Securities. Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts.

Section 3.04 Information Requests.

The Company may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts as to the nature of such interest and various other matters. Each Owner agrees to provide any such information requested by the Company pursuant to this section and such agreement shall survive any disposition of the American Depositary Shares. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owner and to forward to the Company any responses to such requests received by the Depositary.

The Depositary and the Company hereby confirm to each other that, for as long as this Deposit Agreement is in effect, they shall furnish to the Comissão de Valores Mobiliários (the “CVM”) and the Central Bank of Brazil any information and documents related to the Receipts and the Depositary’s obligations hereunder as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company.

Section 3.05 Ownership Restrictions.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Estatutos Social of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Owner or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to, a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Estatutos Social of the Company. Upon receipt of instructions from the Company pursuant to this Section 3.05, the Depositary will take any and all action reasonably practicable to execute such instructions. The Depositary shall incur no liability to Owners or Beneficial Owners for carrying out any instructions received from the Company pursuant to this Section 3.05.

ARTICLE 4. THE DEPOSITED SECURITIES.

Section 4.01 Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary or the Custodian shall, in accordance with applicable law and subject to the provisions of Section 4.05, convert or cause to be converted within one Business Day of receipt of such dividend or distribution, and either the Depositary or the Custodian shall, as promptly as practicable, distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09) by check drawn on a bank in The City of New York, to the Depositary which shall distribute such amounts to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in Brazil all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners or Beneficial Owners of Receipts.

Section 4.02 Distributions other than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall as promptly as practicable after receipt thereof, and upon consultation with the Company, cause the securities or property received by it or the Custodian to be distributed to the Owners entitled thereto, as promptly as practicable, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted; provided, however, that no distribution by Owners of Receipts pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.

Section 4.03 Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company and shall, if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American

Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Owners of Receipts pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.04 Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion, after consultation with the Company, that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary, after consultation with the Company, may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it reasonably deems appropriate. If the Depositary determines in its reasonable discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to certain Owners, it may, and at the request of the Company will use its reasonable best efforts to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Neither the Depositary nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Owner Restricted Receipts. All such Restricted Receipts shall be assigned a separate CUSIP number and all Shares represented by such Restricted Receipts shall be held in a segregated account and will not be commingled with other Deposited Securities (whether restricted or unrestricted).

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933.

Section 4.05 Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights in respect of such Receipts, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted into Dollars, the Depositary shall convert or cause to be converted within one Business Day of its or the Custodian’s receipt of such Foreign Currency, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If at the time of conversion of such Foreign Currency into Dollars such Dollars can, pursuant to applicable law, be transferred outside of Brazil for distribution to the owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any reasonable expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If conversion of Foreign Currency into Dollars or distribution of Dollars or non-convertible Foreign Currency can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign Currency received by the Depositary or Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary can not be obtained within a reasonable time, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and (i) if permitted pursuant to applicable law, transfer such Dollars to the United States and distribute to Owners in accordance with the first paragraph of this Section 4.05 or (ii) to the extent transfer of such Dollars to the United States is not permitted pursuant to applicable law, hold such Dollars as may not be transferred for the benefit of the Owners entitled thereto, and (b) as the non-convertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Owner and, (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediately preceding subclause (b)(i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

Section 4.06 Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the

Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners at the close of business in New York on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions, to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

Section 4.07 Voting of Deposited Securities.

The Shares do not entitle holders thereof to vote on matters presented to a vote of stockholders of the Company except in very limited circumstances as provided in the Company’s Estatutos Social. With respect to matters as to which holders of Shares are entitled to vote at any time, the following voting provisions apply. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be subject to the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Estatutos Social of the Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by such Owners’ respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with the second paragraph of this Section 4.07 if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable laws and the provisions of the Estatutos Social of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with any non-discretionary instructions set forth in such request, including such Owner’s instruction to give a discretionary proxy to a person designated by the Company. The Depositary shall not, and the Depositary shall ensure that each Custodian or any of its nominees shall not, exercise any voting discretion over any Deposited Securities.

If after complying with the procedures set forth in this Section the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Company.

Section 4.08 Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in par value of the Shares or split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Company’s approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds (without liability for interest) of such sales for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.

Section 4.09 Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any notices, reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the

Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies or summaries of any such reports or communications when furnished by the Company pursuant to Section 5.06.

Section 4.10 Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of the date specified in such request (which must be at least five (5)Business Days prior to the date of receipt of such request), or, if no such date is specified, as of the most recent practicable date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Section 4.11 Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. The Company or its agent shall remit to appropriate governmental authorities and agencies in Brazil all amounts, if any, withheld and owing to such authorities and agencies by the Company. The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, under applicable law, the Company is required to make in respect of any income or other taxes and the Company also may deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection herewith. In making such deductions, the Company shall have no obligation to any Owner to apply a rate under any treaty or other arrangement between Brazil and the country within which such Owner is resident unless such Owner has benefit of such treaty or other arrangement that is satisfactory to the relevant tax authorities of Brazil.

The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners who are citizens or residents of the United States to receive the benefit of a reduced rate of withholding and any tax refunds, credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.

Section 4.12 Power of Attorney.

Each Owner and Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps and actions provided for or contemplated herein with respect to the Deposited Securities and to take any and all procedures necessary to comply with Brazilian law including, but not limited to, those set forth in Article 4 hereof, and to take such further steps or actions as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

Section 5.01 Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may, after consultation with the Company, to the extent practicable, close the transfer books, at any time or from time to time in the ordinary course of business, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, after consultation with the

Company, the Depositary may act as Registrar, if appointed by the Company, or, once appointed by the Company and with the written consent of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars shall be removed upon the written request or with the approval of the Company. Each Registrar and co-registrar appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

The Company shall have the right, at all reasonable times, to inspect transfer and registration records of the Depositary, the Registrar and any co-transfer agents or co-registrars and to require such parties to supply copies of such portions of their records as the Company may request.

Section 5.02 Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States, Brazil or any other country, or of any governmental or regulatory authority or stock exchange, including NASDAQ, or by reason of any provision, present or future, of the Estatutos Social of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, because of applicable law, or for any other reason such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.03 Obligations of the Depositary, the Custodian and the Company.

Each of the Company, its directors, employees, agents and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Owners or holders of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence and to act in good faith in the performance of such duties.

Each of the Depositary, its directors, employees, agents and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to any Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence and to act in good faith in the performance of such duties.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary and the Company may rely and shall be protected in acting upon any written notice, request, direction or other documents believed by them to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Section 5.04 Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by 60 days’ written notice of its election so to do (or a lesser amount of notice if satisfactory to the Company) delivered to the Company effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion.

The Depositary may at any time be removed by the Company by 60 days’ written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable best efforts under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York; provided, however, that in the case of a resignation by the Depositary, the Company’s “best efforts” obligation to appoint a successor depositary shall be limited to an appointment which is on terms no less favorable than those contained herein and at no greater expense than as set forth in Section 5.09. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of it predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.05 The Custodians.

The Depositary, after consultation with the Company, may from time to time appoint one or more agents, as permitted by Brazilian law and any other applicable laws or regulations, to act for it as Custodian hereunder. Any such Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. It shall be the sole responsibility of the Depositary to monitor the actions and services of the Custodian contemplated by the terms of the Deposit Agreement. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, and after consultation with the Company, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities or evidence of ownership and title of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary and the Company, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.06 Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports, including any proxy soliciting material, and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange, as promptly as practicable, for the mailing, at the Company’s expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

Section 5.07 Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for any such securities (each a “Distribution”), the Company will promptly furnish to the Depositary a written opinion from U.S. Counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto or such other documentation or evidence relating to such Distribution as agreed to between the Company and the Depositary. If in the opinion of such counsel a registration statement under the Securities Act of 1933 is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.

The Company may elect not to furnish the Depositary such an opinion and, if no such opinion is furnished to the Depositary, the Depositary shall not make such distribution available to the Owners but, subject to applicable law, shall dispose of the securities being issued or distributed by the Company and distribute the net proceeds of such securities, if any, to the Owners entitled thereto, all in the manner set forth in Section 4.01, 4.02, 4.03 or 4.04 and 4.05, as applicable. In the event that such registration under the Securities Act of 1933 would be required in connection with any such Distribution, the Company shall have no obligation to effect such registration.

In the event of any issuance of additional securities, the Company shall have no obligation to register such additional securities under the Securities Act of 1933 and, to the extent the Company in its discretion deems it necessary or advisable in order to avoid any requirement to register such additional securities under the Securities Act of 1933, may prevent Owners in the United States from purchasing any such additional securities (whether pursuant to pre-emptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as the Company may reasonably request in writing.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or by any company under its control, unless (i) a registration statement is in effect as to such Shares under the Securities Act of 1933 or (ii) such deposit, and the issuance of Receipts in respect thereof, is exempt from registration under the Securities Act of 1933 as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary. The Depositary will comply with the written instructions of the Company not to accept knowingly for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

In the event that such registration under the Securities Act of 1933 would be required in connection with any such Distribution, the Company shall have no obligation to effect such registration.

Section 5.08 Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence of any of them or the failure of any of them to act in good faith, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Company shall not indemnify the Depositary or any Custodian against any liability or expense arising out of information relating to the Depositary or any Custodian, as the case may be, furnished in writing to the Company and executed by the Depositary or the Custodian expressly for the use in any registration statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares evidenced by the American Depositary Shares.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates against and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or failure to act in good faith. The obligations set forth in this Section 5.08 shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

Section 5.09 Charges of Depositary.

The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its detailed statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 hereof), whichever applicable: (1) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04, and the surrender of Receipts pursuant to Section 2.05 or 6.02, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (4) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (5) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (6) a fee not in excess of U.S.$.02 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.01 through 4.04 hereof, except for distributions of cash dividends, and (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Section 2.09 hereof and applicable rules and regulations, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

Section 5.10 Retention of Depositary Documents.

Except as otherwise explicitly provided herein, the Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a different period or turned over to the Company or to a successor depositary.

ARTICLE  6. AMENDMENT AND TERMINATION.

Section 6.01 Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner or Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.02 Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one (1) year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09. The obligations of the Depositary under Section 5.08 shall survive the termination of this Deposit Agreement.

ARTICLE  7. MISCELLANEOUS.

Section 7.01 Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be retained by the Depositary and filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt at the Corporate Trust office of the Depositary and the principal corporate office of the Custodian designated by the Custodian during business hours.

Section 7.02 No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.03 Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04 Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any beneficial interest therein.

Section 7.05 Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by registered mail, addressed to the Chief Financial Officer, Ultrapar Participações S.A., Av. Brigadeiro Luiz Antonio, 1343 9º Andar, São Paulo, Brazil 01350-900, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: ADR Administration, telephone number (212) 815-2089, telecopy number (212) 571-3050, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request. All Beneficial Owners shall be deemed for all purposes hereof to be in receipt of any notice given or sent to Owners.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is received. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.06 Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

Section 7.07 Compliance with U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, ULTRAPAR PARTICIPAÇÕES S.A. and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

ULTRAPAR PARTICIPAÇÕES S.A.

By:	/s/ Paulo Guilherme Aguiar Cunha
	Name:	Paulo Guilherme Aguiar Cunha
	Title:	President of Executive Officers

By:	/s/ Fabio Schvartsman
	Name:	Fabio Schvartsman
	Title:	Executive Officer

THE BANK OF NEW YORK, as Depositary

By:	/s/ Hernan F. Rodrigues
	Name:	Hernan F. Rodrigues
	Title:	Vice President

ANNEX A

EXECUTION COPY

EXHIBIT A

_________________________________ AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents 1,000 deposited preferred Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR PREFERRED SHARES, WITHOUT PAR VALUE,

OF

ULTRAPAR PARTICIPAÇÕES S.A.

(INCORPORATED UNDER THE LAWS OF BRAZIL)

The Bank of New York as depositary (hereinafter called the “Depositary”), hereby certifies that                                 , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited preferred shares, without par value (herein called “Shares”), of Ultrapar Participações S.A., a company incorporated under the laws of Brazil (herein called the “Company”). At the date hereof, each American Depositary Share represents 1,000 Shares deposited or subject to deposit under the deposit agreement at the São Paulo, office of Banco Itau (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

ARTICLE 8. THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of September 16, 1999 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

ARTICLE 9. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of this Receipt at the Corporate Trust Office of the Depositary, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, and any provisions of the Deposited Securities and other applicable laws, the Owner hereof is entitled to delivery, as promptly as practicable, to him or upon his order, of the Deposited Securities or evidence of ownership of and title to such Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities or evidence of ownership of and title to such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or the delivery of certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities or such documents evidencing ownership of and title to such Deposited Securities for such delivery at the

Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

ARTICLE 10. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, as promptly as practicable, upon surrender of this Receipt properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require (a) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement or this Receipt, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with such reasonable regulations as the Depositary may establish consistent with any laws or regulations applicable to the Receipts and Deposited Securities and with the provisions of the Deposit Agreement or this Receipt, including, without limitation, Article (22) hereof.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or the Share Registrar, if applicable, are closed, or if any such action is deemed, in good faith, necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii)

the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such registration is not required. For purposes of the foregoing sentence the Depositary shall be entitled to rely upon representations and warranties deemed made pursuant to Section 3.03 of the Deposit Agreement (unless it shall have actual knowledge that such representations and warranties are false) and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to knowingly (i) accept for deposit Shares where such Shares have been withdrawn from a restricted depositary receipt facility in respect of Shares established or maintained by a depositary bank, including any such facility established or maintained by the Depositary (hereinafter, a “restricted facility”), or permit such Shares to be used to satisfy any person’s pre-release obligation, unless such Shares have been acquired in a transaction (a) registered under the Securities Act of 1933, (b) in compliance with Regulation S or (c) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares under the Deposit Agreement, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect; or (ii) accept for (w) deposit, (x) transfer or exchange, (y) cancellation or (z) delivery in satisfaction of any person’s pre-release obligation, depositary receipts representing Shares issued pursuant to a restricted facility.

ARTICLE 11. LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

ARTICLE 12. WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and nonassessable and not subject to any claim in respect of pre-emptive rights of the Beneficial Owners of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act of 1933 the laws of Brazil or any regulations, any shareholder agreement, or any provisions of the Deposited Securities. Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts.

ARTICLE 13. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest or such information relating to the registration on the books of the Company or the Share Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon the request of the Company, the Depositary shall provide the Company, as promptly as practicable, with copies of all such certificates and such written representations and warranties provided to the Depositary under this Article 6 and Section 3.01 of the Deposit Agreement. The Company may from time to time request Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner or Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Brazilian laws and regulations and any necessary approval has been granted by any governmental body in

Brazil, if any, which is then performing the function of the regulation of currency exchange.

ARTICLE 14. CHARGES OF DEPOSITARY.

The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (4) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (6) a fee not in excess of U.S.$.02 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.01 through 4.04 of the Deposit Agreement, except for distributions of cash dividends, and (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Paragraph (8) hereof and applicable rules and regulations, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

ARTICLE 15. PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a “Pre-Release” that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (“Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 16. TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York State; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

ARTICLE 17. VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature or facsimile of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature or facsimile of a duly authorized officer of the Registrar.

ARTICLE 18. REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Act of 1934 and accordingly files certain reports and information with the Securities and Exchange Commission (hereinafter called the “Commission”). Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any notices, reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies or summaries of any such reports or communications when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

ARTICLE 19. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary or the Custodian shall, in accordance with applicable law and subject to the provisions of Section 4.05 of the Deposit Agreement, convert or cause to be converted within one Business Day of receipt of such dividend or distribution, and either the Depositary or the Custodian shall, as promptly as practicable, distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) by check drawn on a bank in The City of New York, to the Depositary which shall distribute such amounts to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable after receipt thereof, and upon consultation with the Company, cause the securities or property received by it or the Custodian to be distributed to the Owners of Receipts entitled thereto, as promptly as practicable, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted; provided, however, that no distribution by Owners of Receipts pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and shall, if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement; provided, however, that no distribution to Owners of Receipts pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. The Company or its agent shall remit to appropriate governmental authorities and agencies in Brazil all amounts, if any, withheld and owing to such authorities and agencies by the Company. The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

Notwithstanding any other provision of the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, under applicable law, the Company is required to make in respect of any income or other taxes and the Company also may deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection herewith. In making such deductions, the Company shall have no obligation to any Owner to apply a rate under any treaty or other arrangement between Brazil and the country within which such Owner is resident unless such Owner has benefit of such treaty or other arrangement that is satisfactory to the relevant tax authorities of Brazil.

The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners who are citizens or residents of the United States to receive the benefit of a reduced rate of withholding and any tax refunds, credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.

ARTICLE 20. RIGHTS.

In the event that the Company shall offer or cause to be offered to the Beneficial Owners of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion, after consultation with the Company, that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary, after consultation with the Company may, and at the request of the Company shall, distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it reasonably deems appropriate. If the Depositary determines in its discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to certain Owners, it may, and at the request of the Company will use its reasonable best efforts to, sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Neither the Depositary nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section

2.03 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts. All such Restricted Receipts shall be assigned a separate CUSIP number and all Shares represented by such Restricted Receipts shall be held in a segregated account and will not be commingled with other Deposited Securities (whether restricted or unrestricted).

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities upon the exercise of such rights, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933.

ARTICLE 21. CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights in respect of such Receipts, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted into Dollars, the Depositary shall convert or cause to be converted within one Business Day of its or the Custodian’s receipt of such Foreign Currency, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If at the time of conversion of such Foreign Currency into Dollars such Dollars can, pursuant to applicable law, be transferred outside of Brazil for distribution to the owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the Beneficial Owners thereof to such Dollars, then to the Beneficial Owners of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any reasonable expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If conversion of Foreign Currency into Dollars or distribution of Dollars or non-convertible Foreign Currency can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign Currency received by the Depositary or Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary can not be obtained within a reasonable time, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and (i) if permitted pursuant to applicable law, transfer such Dollars to the United States and distribute to Owners in accordance with the first paragraph of Section 4.05 of the Deposit Agreement or (ii) to the extent transfer of such Dollars to the United States is not permitted pursuant to applicable law, hold such Dollars as may not be transferred for the benefit of the Owners entitled thereto, and (b) as the non-convertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Owner and, (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of non-convertible Foreign Currency not distributed pursuant to the immediately preceding subclause (b)(i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

ARTICLE 22. FIXING OF RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement. The Owners at the close of business in New York on such record date shall be entitled as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds or sale thereof in proportion to the number of American Depositary Shares held by them respectively, and to give voting instructions to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.

ARTICLE 23. VOTING OF DEPOSITED SECURITIES.

The Shares do not entitle holders thereof to vote on matters presented to a vote of stockholders of the Company except in very limited circumstances as provided in the Company’s Estatutos Social. With respect to matters as to which holders of Shares are entitled to vote at any time, the following voting provisions apply. Upon receipt of notice of any meeting of Beneficial Owners of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be subject to the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Estatutos Social of the Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by such Owner’s respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with the second paragraph of Section 4.07 of the Deposit Agreement if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable laws and the provisions of the Estatutos Social of the Company and the provisions of the Deposited Securities to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with any non-discretionary instructions set forth in such request including such Owner’s instruction to give a discretionary proxy to a person designated by the Company and the Depositary shall not, and the Depositary shall ensure that each Custodian or any of its nominees shall not, exercise any voting discretion over any Deposited Securities.

If after complying with the procedures set forth in this Article, the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Company.

ARTICLE 24. CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in par value of the Shares or, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Company’s approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds (without liability for interest) of such sales for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Article in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.

ARTICLE 25. LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States, Brazil, or any other country, or of any other governmental or regulatory authority or stock exchange, including NASDAQ, or by reason of any provision, present or future, of the Estatutos Social of the Company or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, because of applicable law or for any other reason such distribution or offering may not be made available to Owners of Receipts, and the

Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Receipt to Owners or Beneficial Owners of Receipts; except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence and to act in good faith in the performance of such duties. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary and the Company may rely on and shall be protected in acting upon any written notice, request, direction or other documents believed by them to be genuine and to have been signed by the proper party or parties. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence of any of them or the failure of any of them to act in good faith, or (ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Company shall not indemnify the Depositary or any Custodian against any liability or expense arising out of information relating to the Depositary or any Custodian, as the case may be, furnished in writing to the Company and executed by the Depositary or the Custodian expressly for the use in any registration statement, prospectus or placement memorandum or preliminary prospectus or placement memorandum relating to the Shares evidenced by the American Depositary Shares.

Each Owner and Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps and actions provided for or contemplated herein with respect to the Deposited Securities and to take any and all procedures necessary to comply with Brazilian law including, but not limited to, those set forth in Article 4 of the Deposit Agreement, and to take such further steps or actions as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

ARTICLE 26. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days’ written notice of its election so to do (or a lesser amount of notice if satisfactory to the Company) delivered to the Company effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion. The Depositary may at any time be removed by the Company by 60 days’ written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion. In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its reasonable best efforts under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York; provided, however, that in the case of a resignation by the Depositary, the Company’s “best efforts” obligation to appoint a successor depositary shall be limited to an appointment which is on terms no less favorable than those contained herein and at no greater expense than as set forth in Section 5.09 of the Deposit Agreement. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

ARTICLE 27. AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner or Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

ARTICLE 28. TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one (1) year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, in an unsegregated escrow account and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses. The obligations of the Depositary under Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

ARTICLE 29. COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

ARTICLE 30. DISCLOSURE OF INTERESTS.

The Company may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any such information requested by the Company pursuant to this Article and such agreement shall survive any disposition of the American Depositary Shares. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owner and to forward to the Company any such responses to such requests received by the Depositary.

The Depositary and the Company hereby confirm to each other that, for as long as the Deposit Agreement is in effect, they shall furnish to the Comissão de Valores Mobiliários (the “CVM”) and the Central Bank of Brazil any information and documents related to the Receipts and the Depositary’s obligations under the Deposit Agreement as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company.

ARTICLE 31. OWNERSHIP RESTRICTIONS.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Estatutos Social of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Owner or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to, a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Estatutos Social of the Company. Upon receipt of instructions from the Company pursuant to Section 3.05 of the Deposit Agreement, the Depositary will take any and all action reasonably practicable to execute such instructions. The Depositary shall incur no liability to Owners or Beneficial Owners for carrying out any instructions received from the Company pursuant to Section 3.05 of the Deposit Agreement.